Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.00002 each, of China GrenTech Corporation Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 18th day of October 2011.

Guoren Industrial Developments Limited

By:	/s/ Yingjie Gao
	Name:	Yingjie Gao
	Title:	Sole Director

Heng Xing Yue Investments Limited

By:	/s/ Yingjie Gao
	Name:	Yingjie Gao
	Title:	Sole Director

Yingjie Gao

By:	/s/ Yingjie Gao

Ce Lue Investments Limited

By:	/s/ Yingjie Gao
	Name:	Yingjie Gao
	Title:	Sole Director

Target Growth Holdings Limited

By:	/s/ Lau Chew Lui /s/ Silvio Roethlisberger
	Name:	Bukit Merah Limited by its authorized signatories, Lau Chew Lui and Silvio Roethlisberger
	Title:	Corporate Director

Credit Suisse Trust Limited as Trustee of The GRRF Trust

By:	/s/ Silvio Roethlisberger /s/ Mabel Chan
	Name:	Silvio Roethlisberger and Mabel Chan
	Title:	Authorized Signatories